UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 7, 2008

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 7, 2008, the Board of Directors (the “Board”) of The Wet Seal, Inc. (the “Company”) approved an amendment and restatement of the Company’s By-Laws (the “By-Laws”). The revisions to the By-Laws are summarized below. Such summary is qualified in its entirety by reference to the complete text of the Amended and Restated By-Laws, attached hereto as Exhibit 3.1. The Amended and Restated By-Laws are incorporated herein by reference.

Provisions Relating to the Stockholders

The By-Laws have been amended to give the Board discretion as to when to hold the Company’s annual stockholders meeting. The By-Laws previously required that the Company’s annual stockholders meeting be held on the third day of March of each year and if the meeting was not held on such date, the Board was required to hold the meeting as soon thereafter as convenient.

The By-Laws have been amended to permit special meetings of stockholders to be called only by the Chairman of the Board, the President and Chief Executive Officer or the Board pursuant to a resolution adopted by a majority of the directors. The By-Laws previously permitted only the Board to call special meetings of stockholders.

The By-Laws have been amended to allow the Company to make its stockholders list available on an electronic network in addition to its principal place of business. The By-Laws previously required that the stockholder list be made available either at a place within the city in which the meeting was being held, which place was required to be specified in the notice of meeting or at the place where the meeting was being held.

The By-Laws have been amended to establish the notice requirements and procedures with respect to stockholder proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934.

The By-Laws have been amended to remove the stockholders’ right to take action by written consent.

Provisions Relating to the Board of Directors

The By-Laws have been amended to change the number of days notice required to be given to directors in connection with a special meeting. The By-Laws previously required at least five business days’ notice. The amended By-Laws impose different notice periods depending on the manner in which notice is given.

The By-Laws have been amended to reduce the percentage of directors required to take action at a special meeting from 75% of the members of the Board to a majority of the directors present at any meeting at which there is a quorum.

The By-Laws have been amended to provide for advance notice procedures for the nomination of directors.

Provisions Relating to Committees of the Boards and Officers

The By-Laws have been amended to remove the concept of an Executive Committee and require that the Company maintain an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

The By-Laws have been amended to remove the office of Chairman as an officer of the Company and remove the office of Vice-Chairman. The amended By-Laws provide that a Chairman of the Board shall be designated by the members of the Board.

The By-Laws have been amended to create the office of Chief Financial Officer.

The By-Laws have been amended to enumerate the duties and responsibilities of the President and Chief Executive Officer and Chief Financial Officer.

Provisions Relating to Indemnification

The By-Laws have been amended to reduce the scope of persons entitled to indemnification by the Company by requiring the Company to provide indemnification to its officers and directors and permitting indemnification of other persons at the Company’s discretion.

Item 8.01. Other Events.

On January 7, 2008, the Board appointed Alan Siegel, a current Board member, as non-executive Chairman of the Board and appointed Sidney Horn, a current Board member, as a member of the Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”). In connection with his appointment as Chairman of the Board, Mr. Siegel resigned as Chairman of the Nominating and Corporate Governance Committee and Mr. Horn was elected as the new Chairman of this committee.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Shell Company Transactions.

Not applicable.

(d)	Exhibits.

3.1	Amended and Restated By-Laws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: January 9, 2008	By:	/s/ Steven Benrubi
Name: Steven Benrubi Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
3.1	Amended and Restated By-Laws of the Company.